FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                      Double Eagle Petroleum And Mining Co.
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             (Exact Name of registrant as specified in its charter)


              Wyoming                                  83-0214692
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


            777 Overland Trail (P.O. Box 766), Casper, Wyoming 82602
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              (Address of principal executive offices) (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                      Name of each exchange on which
    to be so registered                       each class is to be registered

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Securities to be registered pursuant to Section 12(g) of the Act:

Units - consisting of one share of common stock, $.10 par value (the "Common Stock") and one redeemable Common Stock purchase warrant (the "Warrant")
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                                (Title of class)

Warrants - $3.00 per share exercise price; exercisable beginning on effective date and for 5 years thereafter
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                                (Title of class)



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Item 1.  Description Of Registrant's Securities To Be Registered.

         The description of the securities is incorporated by reference from "Description Of Securities--Common Stock" and "--Warrants" of the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, SEC Registration No. 333-14011.

Item 2.  Exhibits.

         The Warrant Agreement Concerning Common Stock Purchase Warrants, an instrument that defines the rights of the warrant holder, is incorporated by reference from Exhibit 4.3 of Amendment No. 1 to the Registrant's Form SB-2 Registration Statement under the Securities Act of 1933, SEC Registration No. 333-14011.




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

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           DOUBLE EAGLE PETROLEUM AND MINING CO.



Date:    December 6, 1996                  By: /s/ Stephen H. Hollis
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                                               Stephen H. Hollis, President



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